As filed with the Securities and Exchange Commission on May 4, 2017
 Registration No. 333-_________
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
under
 THE SECURITIES ACT OF 1933

PASSUR AEROSPACE, INC.
 (Exact Name of Registrant as Specified in its Charter)
New York	11-2208938
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
One Landmark Square, Suite 1900, Stamford, CT, 06901
(Address of Principal Executive Offices)
2009 Stock Incentive Plan
(Full title of the plan)
James T. Barry PASSUR Aerospace, Inc. President and Chief Executive Officer One Landmark Square, Suite 1900 Stamford, CT 06901 (203) 622-4086
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent For Service)
Copy to: Dennis J. Block, Esq. Greenberg Traurig, LLP 200 Park Avenue New York, New York 10166 (212) 801-9200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

☐	Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer	☑	Smaller reporting company
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee

Common Stock, par value, .01 per share	1,500,000 shares	(2)	$4.36	(3)	$6,540,000	(4)	$757.99	(5)

Total	1,500,000						$757.99
(1)
Plus such indeterminate number of shares pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), as may be issued in respect of stock dividends, recapitalizations, stock splits, reorganizations, mergers, consolidations, combinations or exchanges of shares and similar transactions.

(2)
Represents the registration of an aggregate of 1,500,000 shares of common stock of PASSUR Aerospace, Inc., issuable upon exercise of options reserved for grant under the 2009 Stock Incentive Plan, as amended to date (the "Plan").

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and 457(c) under the Securities Act, based on the average of the high and low sales price of the common stock as reported on the over-the-counter bulletin board on May 3, 2017.

(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and 457(c) under the Securities Act, the proposed maximum aggregate offering price was determined as the product of (A) $4.36, the average of the high and low sales price of the common stock as reported on the over-the-counter bulletin board on May 3, 2017 and (B) 1,500,000, the aggregate number of shares of common stock of PASSUR Aerospace, Inc., to be registered and which will be issuable upon exercise of options reserved for grant under the Plan.

(5)	Calculated by multiplying the proposed maximum aggregagte offering price, calculated as described in footnote (4) above, by .0001159.

 EXPLANATORY NOTE
This Registration Statement on Form S-8 is filed by PASSUR Aerospace, Inc., a New York corporation (the "Company" or the "Registrant"), relating to 1,500,000 shares of its common stock, par value $0.01 per share (the "Common Stock"), issuable to eligible employees and non-employee directors of the Company under the Plan, which Common Stock is in addition to the 500,000 shares of Common Stock registered on the Company's Form S-8 filed on September 8, 2009 (Commission File No. 333-161791), the 500,000 shares of Common Stock registered on the Company's Form S-8 filed on February 24, 2011 (Commission File No. 333-172472) and the 500,000 shares of Common Stock registered on the Company's Form S-8 filed on December 17, 2015 (Commission File No. 333-208590) (the "Prior Registration Statements").
This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.	Incorporation of Documents By Reference.
The following documents, as filed with the Securities and Exchange Commission (the "Commission") by Company are incorporated herein by reference:

(1)
The Company's Annual Report on Form 10-K (including the portions of the Company's proxy statement incorporated by reference therein) for the fiscal year ended October 31, 2016, filed with the Commission on January 10, 2017;

(2)	The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2017, filed with the Commission on March 10, 2017;

(3)	The Company's Current Report on Form 8-K, filed with the Commission on April 7, 2017;

(4)
The Company's Registration Statements on Form S-8 relating to the Company's 2009 Stock Incentive Plan, Commission File No. 333-161791, Commission File No. 333-172472 and Commission File No. 333-208590, filed on September 9, 2009, February 24, 2011 and December 17, 2015, respectively; and

(5)	The description of the Company's Common Stock contained in the Company's Form 8-A, filed with the Commission on March 4, 1974.
All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits

Exhibit No.	Description

4.1	Form of Certificate of Common Stock (incorporated by reference to Exhibit 4(a) of the Company's Registration Statement on Form S-1 (Registration No. 2-45130)).

4.2
The Company's 2009 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on April 13, 2009). Amendments thereto are incorporated by reference to Appendix A to the Company's Proxy Statements on Schedule 14A filed on February 26, 2010, February 25, 2011 and March 15, 2017, respectively.

*5.1	Opinion of Greenberg Traurig, LLP as to the legality of the securities being registered.

*23.1.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1 above).

*23.1.2	Consent of BDO USA, LLP, dated as of May 4, 2017.

*24.1	Power of Attorney (included on the signature pages to the Registration Statement).

*Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 4 day of May, 2017.

PASSUR AEROSPACE, INC.
/s/ James T. Barry
James T. Barry, President, Chief Executive Officer and Director
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James T. Barry and Louis J. Petrucelly, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments or supplements to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite, necessary and appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all said attorneys-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James T. Barry James T. Barry	President, Chief Executive Officer and Director (Principal Executive Officer)	May 4, 2017

/s/ Louis J. Petrucelly Louis J. Petrucelly	Senior Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	May 4, 2017

/s/ G.S. Beckwith Gilbert	Executive Chairman of the Board of Directors	May 4, 2017
G.S. Beckwith Gilbert

/s/ Paul L. Graziani	Director	May 4, 2017
Paul L. Graziani

/s/ Kurt J. Ekert	Director	May 4, 2017
Kurt J. Ekert

/s/ Richard L. Haver	Director	May 4, 2017
Richard L. Haver

/s/ Robert M. Stafford	Director	May 4, 2017
Robert M. Stafford

/s/ Ronald V. Rose	Director	May 4, 2017
Ronald V. Rose

*Filed herewith

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Certificate of Common Stock (incorporated by reference to Exhibit 4(a) of the Company's Registration Statement on Form S-1 (Registration No. 2-45130)).

4.2
The Company's 2009 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on April 13, 2009). Amendments thereto are incorporated by reference to Appendix A to the Company's Proxy Statements on Schedule 14A filed on February 26, 2010, February 25, 2011 and March 15, 2017, respectively.

*5.1	Opinion of Greenberg Traurig, LLP as to the legality of the securities being registered.

*23.1.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1 above).

*23.1.2	Consent of BDO USA, LLP, dated as of May 4, 2017.

*24.1	Power of Attorney (included on the signature pages to the Registration Statement).

*Filed herewith